Exhibit 10.2

[Horizon Bank, N.A. letterhead]

December 1, 2006

Mr. Craig M. Dwight
1412 N. Jonathan Court
La Porte, IN 46350

Dear Mr. Dwight,

This letter is to advise you that your employment agreement dated December 1, 2006 supercedes, cancels and replaces your change of control agreement dated October 7, 1999.

Please acknowledge below that you have read and accepted this cancellation of the aforementioned change of control agreement.

Sincerely, /s/ Thomas H. Edwards
Thomas Edwards President & Chief Operating Officer

ACCEPTANCE

The undersigned hereby acknowledges that they have read this letter agreement, have retained a copy for their records and accept the terms as outlined above.

/s/ Craig M. Dwight	December 1, 2006
Craig M. Dwight	Date